CONSULTING AGREEMENT

THIS AGREEMENT is dated on the 1st day of August, 2013  and effective on the 1st day of May, 2013.

BETWEEN:

SWINGPLANE VENTURES, INC.  of  Alcantara 200, piso 6, Las Condes, Santiago, Chile 7550159
(the "Company")

AND:

CARLOS DE LA TORRE, c/o Alcantara 200, piso 6, Las Condes, Santiago, Chile 7550159
(the "Contractor")

WHEREAS:

A.           The Contractor has been a party to a verbal agreement to retain the Contractor to provide services as the Company’s President and Chief Executive Officer (the “Services”) entered into between the Contractor and the Company as of  his appointment to the Board of Directors on February 25, 2013.

B.            The Company and the Contractor wish to formalize in writing the agreed to verbal contract whereby the Contractor to provide the Company with the Services  in regards to the Company's management and operations;

C.            The Contractor has agreed to provide the Services to the Company on the terms and conditions of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each, the parties hereto agree as follows:

ARTICLE 1

APPOINTMENT AND AUTHORITY OF CONTRACTOR

1.1 Appointment of Contractor.  The Company hereby appoints the Contractor to perform the Services for the benefit of the Company as hereinafter set forth, and the Company hereby authorizes the Contractor to exercise such powers as provided under this Agreement.  The Contractor accepts such appointment on the terms and conditions herein set forth.

1.2 Performance of Services.  The Services hereunder have been and shall continue to be provided on the basis of the following terms and conditions:

(a)	the Contractor shall report directly to the Board of Directors of the Company;

(b)
the Contractor shall faithfully, honestly and diligently serve the Company and cooperate with the Company and utilize maximum professional skill and care to ensure that all services rendered hereunder, including the Services, are to the satisfaction of the Company, acting reasonably, and the Contractor shall provide any other services not specifically mentioned herein, but which by reason of the Contractor's capability the Contractor knows or ought to know to be necessary to ensure that the best interests of the Company are maintained; and

(c)	the Company shall report the results of the Contractor's duties hereunder as may be requested by the Company from time to time.

1.3 Authority of Contractor.  The Contractor shall have no right or authority, express or implied, to commit or otherwise obligate the Company in any manner whatsoever except to the extent specifically provided herein or specifically authorized in writing by the Company.

1.4 Independent Contractor.  In performing the Services, the Contractor shall be an independent contractor and not an employee or agent of the Company, except that the Contractor shall be the agent of the Company solely in circumstances where the Contractor must be the agent to carry out its obligations as set forth in this Agreement.  Nothing in this Agreement shall be deemed to require the Contractor to provide the Services exclusively to the Company and the Contractor hereby acknowledges that the Company is not required and shall not be required to make any remittances and payments required of employers by statute on the Contractor's behalf and the Contractor or any of its agents shall not be entitled to the fringe benefits provided by the Company to its employees.

ARTICLE 2

CONTRACTOR'S AGREEMENTS

2.1 Expense Statements.  The Contractor may incur expenses in the name of the Company as agreed in advance by the Company, provided that such expenses relate solely to the carrying out of the Services.  The Contractor will immediately forward all invoices for expenses incurred on behalf of and in the name of the Company and the Company agrees to pay said invoices directly on a timely basis.

2.2 Regulatory Compliance.  The Contractor agrees to comply with all applicable securities legislation and regulatory policies in relation to providing the Services, including but not limited to United States securities laws (in particular, Regulation FD) and the policies of the United States Securities and Exchange Commission.

2.3 Prohibition Against Insider Trading.  The Contractor hereby acknowledges that the Contractor is aware, and further agrees that the Contractor will advise those of its directors, officers, employees and agents who may have access to Confidential Information, that United States securities laws prohibit any person who has material, non-public information about a company from purchasing or selling securities of such a company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

ARTICLE 3

COMPANY'S AGREEMENTS

3.1 Compensation.  The compensation for agreeing to enter into this Agreement and provide the Services to be rendered by the Contractor pursuant to this Agreement shall be $2,500.00 a month, payable on the 1st of each month.

3.2 Contract Review Period.  The Company agrees to review this contract upon the Company finalizing a project and acquiring funding such that the Company has sufficient working capital to pay the agreed to fees for a period of not less than one year from the date of the Review Period.

3.3 Information. Subject to the terms of this Agreement, including without limitation Article 5 hereof, and provided that the Contractor agrees that it will not disclose any material non-public information to any person or entity, the Company shall make available to the Contractor such information and data and shall permit the Contractor to have access to such documents as are reasonably necessary to enable it to perform the Services under this Agreement. The Company also agrees that it will act reasonably and promptly in reviewing materials submitted to it from time to time by the Contractor and inform the Contractor of any material inaccuracies or omissions in such materials.

ARTICLE 4

DURATION, TERMINATION AND DEFAULT

4.1 Effective Date.  This Agreement shall become effective as of May 1, 2013 (the "Effective Date"), and shall continue until terminated pursuant to the terms of this Agreement.

4.2 Termination.  Without prejudicing any other rights that the Company may have hereunder or at law or in equity, the Company may terminate this Agreement immediately upon its election to do so, or if it so elects, upon delivery of written notice to the Contractor if:

(a)	the Contractor breaches section 2.2 of this Agreement;

(b)
the Contractor breaches any other material term of this Agreement and such breach is not cured to the reasonable satisfaction of the Company within thirty (30) days after written notice describing the breach in reasonable detail is delivered to the Contractor;

(c)
the Company acting reasonably determines that the Contractor has acted, is acting or is likely to act in a manner detrimental to the Company or has violated or is likely to violate the confidentiality of any information as provided for in this Agreement;

(d)	the Contractor is unable or unwilling to perform the Services under this Agreement, or

(e)	the Contractor commits fraud, serious neglect or misconduct in the discharge of the Services.

4.3 Duties Upon Termination.  Upon termination of this Agreement for any reason, the Contractor shall upon receipt of all sums due and owing, promptly deliver the following in accordance with the directions of the Company:

(a)	a final accounting, reflecting the balance of expenses incurred on behalf of the Company as of the date of termination; and

(b)
all documents pertaining to the Company or this Agreement, including but not limited to, all books of account, correspondence and contracts in his possession, provided that the Contractor shall be entitled thereafter to inspect, examine and copy all of the documents which it delivers in accordance with this provision at all reasonable times upon three (3) days' notice to the Company.

4.4 Compensation of Contractor on Termination.  Upon termination of this Agreement, the Contractor shall be entitled to receive as its full and sole compensation in discharge of obligations of the Company to the Contractor under this Agreement all sums due and payable under this Agreement to the date of termination and the Contractor shall have no right to receive any further payments; provided, however, that the Company shall have the right to offset against any payment owing to the Contractor under this Agreement any damages, liabilities, costs or expenses suffered by the Company by reason of the fraud, negligence or wilful act of the Contractor, to the extent such right has not been waived by the Company.

ARTICLE 5

CONFIDENTIALITY AND NON-COMPETITION

5.1 Maintenance of Confidential Information.  The Contractor acknowledges that in the course of its appointment hereunder the Contractor will, either directly or indirectly, have access to and be entrusted with information (whether oral, written or by inspection) relating to the Company or its respective affiliates, associates or customers (the "Confidential Information").  For the purposes of this Agreement, "Confidential Information" includes, without limitation, any and all Developments (as defined herein), trade secrets, inventions, innovations, techniques, processes, formulas, drawings, designs, products, systems, creations, improvements, documentation, data, specifications, technical reports, customer lists, supplier lists, distributor lists, distribution channels and methods, retailer lists, reseller lists, employee information, financial information, sales or marketing plans, competitive analysis reports and any other thing or information whatsoever, whether copyrightable or uncopyrightable or patentable or unpatentable.  The Contractor acknowledges that the Confidential Information constitutes a proprietary right, which the Company is entitled to protect.  Accordingly the Contractor covenants and agrees that during the Term and thereafter until such time as all the Confidential Information becomes publicly known and made generally available through no action or inaction of the Contractor, the Contractor will keep in strict confidence the Confidential Information and shall not, without prior written consent of the Company in each instance, disclose, use or otherwise disseminate the Confidential Information, directly or indirectly, to any third party.

5.2 Exceptions. The general prohibition contained in Section 5.1 against the unauthorized disclosure, use or dissemination of the Confidential Information shall not apply in respect of any Confidential Information that:

(a)	is available to the public generally in the form disclosed;

(b)	becomes part of the public domain through no fault of the Contractor;

(c)	is already in the lawful possession of the Contractor at the time of receipt of the Confidential Information; or

(d)
is compelled by applicable law to be disclosed, provided that the Contractor gives the Company prompt written notice of such requirement prior to such disclosure and provides assistance in obtaining an order protecting the Confidential Information from public disclosure.

5.3 Developments.  Any information, data, work product or any other thing or documentation whatsoever which the Contractor, either by itself or in conjunction with any third party, conceives, makes, develops, acquires or acquires knowledge of during the Contractor's appointment with the Company or which the Contractor, either by itself or in conjunction with any third party, shall conceive, make, develop, acquire or acquire knowledge of (collectively the "Developments") during the Term or at any time thereafter during which the Contractor is engaged by the Company that is related to the business of mining property acquisition and exploration shall automatically form part of the Confidential Information and shall become and remain the sole and exclusive property of the Company.  Accordingly, the Contractor does hereby irrevocably, exclusively and absolutely assign, transfer and convey to the Company in perpetuity all worldwide right, title and interest in and to any and all Developments and other rights of whatsoever nature and kind in or arising from or pertaining to all such Developments created or produced by the Contractor during the course of performing this Agreement, including, without limitation, the right to effect any registration in the world to protect the foregoing rights.  The Company shall have the sole, absolute and unlimited right throughout the world, therefore, to protect the Developments by patent, copyright, industrial design, trademark or otherwise and to make, have made, use, reconstruct, repair, modify, reproduce, publish, distribute and sell the Developments, in whole or in part, or combine the Developments with any other matter, or not use the Developments at all, as the Company sees fit.

5.4 Protection of Developments.  The Contractor does hereby agree that, both before and after the termination of this Agreement, the Contractor shall perform such further acts and execute and deliver such further instruments, writings, documents and assurances (including, without limitation, specific assignments and other documentation which may be required anywhere in the world to register evidence of ownership of the rights assigned pursuant hereto) as the Company shall reasonably require in order to give full effect to the true intent and purpose of the assignment made under Section 5.3 hereof.  If the Company is for any reason unable, after reasonable effort, to secure execution by the Contractor on documents needed to effect any registration or to apply for or prosecute any right or protection relating to the Developments, the Contractor hereby designates and appoints the Company and its duly authorized officers and agents as the Contractor's agent and attorney to act for and in the Contractor's behalf and stead to execute and file any such document and do all other lawfully permitted acts necessary or advisable in the opinion of the Company to effect such registration or to apply for or prosecute such right or protection, with the same legal force and effect as if executed by the Contractor.

5.5 Remedies.  The parties to this Agreement recognize that any violation or threatened violation by the Contractor of any of the provisions contained in this Article 5 will result in immediate and irreparable damage to the Company and that the Company could not adequately be compensated for such damage by monetary award alone.  Accordingly, the Contractor agrees that in the event of any such violation or threatened violation, the Company shall, in addition to any other remedies available to the Company at law or in equity, be entitled as a matter of right to apply to such relief by way of restraining order, temporary or permanent injunction and to such other relief as any court of competent jurisdiction may deem just and proper.

5.6 Reasonable Restrictions.  The Contractor agrees that all restrictions in this Article 5 are reasonable and valid, and all defenses to the strict enforcement thereof by the Company are hereby waived by the Contractor.

ARTICLE 6

DEVOTION TO CONTRACT

6.1 Devotion to Contract.  During the term of this Agreement, the Contractor shall devote sufficient time, attention, and ability to the business of the Company, and to any associated company, as is reasonably necessary for the proper performance of the Services pursuant to this Agreement.  Nothing contained herein shall be deemed to require the Contractor to devote its exclusive time, attention and ability to the business of the Company.  During the term of this Agreement, the Contractor shall, and shall cause each of its agents assigned to performance of the Services on behalf of the Contractor, to:

(a)	at all times perform the Services faithfully, diligently, to the best of its abilities and in the best interests of the Company;

(b)	devote such of its time, labour and attention to the business of the Company as is necessary for the proper performance of the Services hereunder; and

(c)	refrain from acting in any manner contrary to the best interests of the Company or contrary to the duties of the Contractor as contemplated herein.

6.2 Other Activities.  The Contractor shall not be precluded from acting in a function for any other person, firm or company.

ARTICLE 7

INDEMNIFICATION

7.1 Indemnification of Contractor    The Company hereby agrees to hold harmless and indemnify Contractor to the fullest extent authorized or permitted by the provisions of the State Statute, or any successor statute or amendment thereof, or any other statutory provisions authorizing or permitting such indemnification that is adopted after the date of this Agreement.

7.2 Additional Indemnity.  Subject only to the exclusions set forth in Section 7.3 of this Agreement, the Company hereby further agrees to hold harmless, indemnify and defend Contractor:

(a)   Against any and all expenses (including fees for attorneys, accountants, private investigators, court and transcript costs, fees and expenses of witnesses, travel expenses and all other like disbursements or expenses reasonably incurred by or for Contractor), judgments damages, fines, penalties, and amounts paid in settlement (including all interest assessments and other charges paid or payable in connection with or in respect of such judgment, fines, penalties, or amounts paid in settlement) actually and reasonably incurred by or for Contractor in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company)(a “Covered Action”) to which Contractor is made a party as a result of the fact that at the time of the act or omission which is the subject matter of such Covered Action the Contractor is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; and

(b)   Otherwise to the fullest extent as may be provided to Contractor by the Company under the non-exclusivity provisions of Article VII of the Bylaws of the Company and the State Statute.

7.3 Limitations on Additional Indemnity.  No indemnity pursuant to Section 2 of this Agreement shall be paid by the Company to the extent that:

(a)   Payment is actually made to Contractor under a valid and collectible insurance policy or policies, except with respect to any excess beyond the amount of payment under such insurance policy or policies.  Notwithstanding the availability of such insurance policy or policies, Contractor also may claim indemnification from the Company pursuant to this Agreement by assigning to the Company any claims under such insurance policy or policies to the extent Contractor is paid by the Company.

(b)   Contractor is indemnified by the Company otherwise than pursuant to this Agreement.

(c)   Judgment is rendered against Contractor for the payment of dividends or other distributions to stockholders of the Company in violation of the provisions of Nevada Revised Statutes § 78.300, as amended.

(d)   Judgment is rendered against Contractor for an accounting of profits made from the purchase or sale by Contractor of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or other similar provisions of any federal, state or local statutory law.

(e)   Contractor’s conduct giving rise to the claim for indemnification is finally adjudged by a court of competent jurisdiction to have been a breach of fiduciary duty which involved intentional misconduct, fraud or a knowing violation of the law.

(f)    Except as otherwise provided in this Agreement, in connection with all or any part of a suit or other proceeding which is initiated or maintained by or on behalf of Contractor, or any suit or other proceeding by Contractor against the Company or its directors, officers, employees or other agents, unless (i) such indemnification is expressly required to be made by Nevada law; (ii) the suit or other proceeding was expressly authorized by the Board of Directors of the Company in writing or (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under Nevada law.

7.4  Continuation of Indemnity.  All agreements and obligations of the Company contained in this Agreement shall continue during the period Contractor is a director, officer, employee or agent of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Contractor shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that Contractor was a director or officer of the Company, or both, or serving in any other capacity referred to in this Agreement.

7.5 Advancement of Expenses.  In the event Contractor incurs costs or expenses in connection with the defense of any civil, criminal, administrative or investigative action, suit or proceeding (including any costs or expenses incurred for any appeal therefore), the Company agrees to pay such costs or expenses as they are incurred and in advance of the final disposition of the action, suit or proceeding within 30 calendar days of submission of bills or vouchers for such costs or expenses upon receipt of an undertaking by or on behalf of Contractor to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Company.  Contractor agrees to reimburse the Company for all amounts paid by the Company in defending any civil, criminal, administrative, investigative action, suit or proceeding against Contractor, including amounts paid in settlement, in the event and only to the extent that it is ultimately determined by a court of competent jurisdiction that Contractor is not entitled to be indemnified by the Company for such expenses under the provisions of the State Statute, Bylaws, this Agreement or otherwise.  In the case of an action brought by the Company for an accounting of profits made from the purchase or sale by Contractor of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or other similar provisions of any federal, state or local statutory law, however, costs and expenses will not be advanced unless such action is approved by a majority of the directors of the Company who both hold office at the time of the commencement of such case and held office at the time of the conduct alleged to have given rise to liability on the part of the Contractor.

7.6 Presumptions and Effect on Certain Proceedings.  Upon making a request for indemnification, Contractor shall be presumed to be entitled to indemnification under this Agreement.  The termination of any action, suit or proceeding by judgment, order, settlement, arbitration award, conviction or on a plea of nolo contendere or its equivalent shall not affect this presumption except as may be provided in Section 4 of this Agreement.

7.7 Notification and Defense of Claim.  Promptly after receipt by Contractor of notice of the commencement of any action, suit or proceeding, Contractor shall, if a claim with respect thereto is to be made against the Company under this Agreement, notify the Company of the commencement of the same; but the failure by Contractor to notify the Company will not relieve the Company from any liability which it may have to Contractor otherwise than under this Agreement.  With respect to any such action, suit or proceeding as to which Contractor notifies the Company of the commencement thereof:

(a)   The Company shall be entitled to participate therein at its own expense; and

(b)   Except as otherwise provided below, to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof with counsel reasonably satisfactory to Contractor.  After notice from the Company to Contractor of its election to assume the defense of the action, suit or proceeding, the Company will not be liable to Contractor under this Agreement for any legal or other expenses subsequently incurred by Contractor in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below.  Contractor shall have the right to employ its own counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense shall be at the sole expense of Contractor unless (i) the employment of counsel by Contractor has been authorized in writing by the Company; (ii) Contractor shall have reasonably concluded that there my be a conflict of interest between the Company and Contractor in the conduct of the defense of such action; or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, suit or proceeding.  In each such instance set forth in (i)-(iii) above, the fees and expenses of Contractor’s counsel shall be at the expense of the Company.  Notwithstanding the foregoing, the Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which Contractor shall have made the conclusion provided in (ii) above.

(c)   The Company shall not be liable to indemnify Contractor under this Agreement for any amounts paid in settlement of any action or claim affected without the Company’s prior express written consent.  The Company shall not settle any action or claim in any manner that would impose any penalty or limitation on Contractor without Contractor’s prior express written consent.  Neither the Company nor Contractor will unreasonably withhold their consent to any proposed settlement.

ARTICLE 8

MISCELLANEOUS

8.1 Notices.  All notices required or allowed to be given under this Agreement shall be made either personally by delivery to or by facsimile transmission to the address as set forth on the first page of this Agreement or to such other address as may be designated from time to time by such party in writing.

8.2 Independent Legal Advice.  The Contractor acknowledges that:

(a)	the Contractor has been requested to obtain his own independent legal advice on this Agreement prior to signing this Agreement;

(b)	the Contractor has been given adequate time to obtain independent legal advice;

(c)	by signing this Agreement, the Contractor confirms that he fully understands this Agreement; and

(d)	by signing this Agreement without first obtaining independent legal advice, the Contractor waives his right to obtain independent legal advice.

8.3 Change of Address.  Any party may, from time to time, change its address for service hereunder by written notice to the other party in the manner aforesaid.

8.4 Enforcement.

(a)   The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Company hereby in order to induce Contractor to continue as a director or officer of the Company, and acknowledges that Contractor is relying on this Agreement in continuing in such capacity.

(b)   In the event Contractor is required to bring any action to enforce his or her rights or to collect moneys due under this Agreement, the Company shall advance Contractor all of Contractor’s reasonably fees and expenses in bringing and pursuing such action.  Contractor shall be responsible for reimbursement to the Company of such advances in the event that Contractor is not successful in such action.

8.5 No Employment Rights.  Nothing in this Agreement is intended to confer on Contractor any right to continue in the employ of the Company for any period of time or interfere with or otherwise restrict in any way the rights of the Company or of Contractor, which rights are hereby expressly reserved by each, to terminate his or her service at any time and for any reason, with or without cause, except as may be provided otherwise in an agreement between the Company and Contractor.

8.6 Entire Agreement.  As of from the date hereof, any and all previous agreements, written or oral between the parties hereto or on their behalf relating to the appointment of the Contractor by the Company are null and void.  The parties hereto agree that they have expressed herein their entire understanding and agreement concerning the subject matter of this Agreement and it is expressly agreed that no implied covenant, condition, term or reservation or prior representation or warranty shall be read into this Agreement relating to or concerning the subject matter hereof or any matter or operation provided for herein.

8.7 Further Assurances.  Each party hereto will promptly and duly execute and deliver to the other party such further documents and assurances and take such further action as such other party may from time to time reasonably request in order to more effectively carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created hereby.

8.8 Waiver.  No provision hereof shall be deemed waived and no breach excused, unless such waiver or consent excusing the breach is made in writing and signed by the party to be charged with such waiver or consent.  A waiver by a party of any provision of this Agreement shall not be construed as a waiver of a further breach of the same provision.

8.9 Amendments in Writing.  No amendment, modification or rescission of this Agreement shall be effective unless set forth in writing and signed by the parties hereto.

8.10 Assignment.  Except as herein expressly provided, the respective rights and obligations of the Contractor and the Company under this Agreement shall not be assignable by either party without the written consent of the other party and shall, subject to the foregoing, enure to the benefit of and be binding upon the Contractor and the Company and their permitted successors or assigns.  Nothing herein expressed or implied is intended to confer on any person other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

8.11 Severability.  In the event that any provision contained in this Agreement shall be declared invalid, illegal or unenforceable by a court or other lawful authority of competent jurisdiction, such provision shall be deemed not to affect or impair the validity or enforceability of any other provision of this Agreement, which shall continue to have full force and effect.

8.12 Headings.  The headings in this Agreement are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

8.13 Number and Gender.  Wherever the singular or masculine or neuter is used in this Agreement, the same shall be construed as meaning the plural or feminine or a body politic or corporate and vice versa where the context so requires.

8.14 Time.  Time shall be of the essence of this Agreement. In the event that any day on or before which any action is required to be taken hereunder is not a business day, then such action shall be required to be taken at or before the requisite time on the next succeeding day that is a business day.  For the purposes of this Agreement, "business day" means a day which is not Saturday or Sunday or a statutory holiday in Broomfield, Colorado.

8.15 Enurement.  This Agreement is intended to bind and enure to the benefit of the Company, its successors and assigns, and the Contractor and the personal legal representatives of the Contractor.

8.16 Counterparts.  This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

8.17 Currency.  Unless otherwise provided, all dollar amounts referred to in this Agreement are in lawful money of the United States of America.

8.18 Electronic Means.  Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the effective date of this Agreement.

8.19 Proper Law.  This Agreement will be governed by and construed in accordance with the laws of Nevada.  The parties hereby attorn to the jurisdiction of the Courts in the State of Nevada.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

SWINGPLANE VENTURES, INC.

Per:   /s/ Carlos De la Torre
         Authorized Signatory

 /s/Carlos De la Torre
CARLOS DE LA TORRE